EXHIBIT 10.27
                         IDAHO CONSOLIDATED METALS CORP
                              225 -4299 CANADA WAY
                              BURNABY, BC, V5G IH3

                                    DEBENTURE

PRINCIPAL AMOUNT: US $1,000,000

1. For value received, Idaho Consolidated Metals Corporation, a Yukon company continued under Certificate of Continuance dated August 17, 2001, Corporate Access Number 28994 having its registered office at Suite 200 -204 Lambert Street, Whitehorse, Yukon, Y1A 3T2, (the "Company") will pay to Tomasovich Family Trust (the "Debenture Holder"), subject to the prior exercise by the Debenture Holder of its rights of conversion of the principal sum, on February 7, 2003, the total amount advanced hereunder up to the full principal amount of One Million US Dollars (the "Principal Sum") together with interest thereon at the rate of 6% per cent per annum (as well after as before maturity and both before and after default) such interest to be calculated and paid monthly, not in advance, on so much of the Principal Sum hereby secured as shall from time to time remain unpaid until the whole of the Principal Sum is paid. (The Company will pay interest at the aforesaid rate on overdue interest).

1.A The Principal Sum shall be advanced by the Debenture Holder to the Company over the next six months as the Company requires same for the purposes of its proposed drilling program on its Stillwater Complex, Montana, Mining Properties. The first advance shall be made by the Debenture Holder upon the date of the granting of this Debenture in the sum of US$220,000.

2. The Principal Sum and interest payable hereunder and hereby secured shall be payable at the place referred to in paragraph 8 hereof or at such other place as the Debenture Holder may in writing from time to time direct.

3. As security for payment of the Principal Sum and interest, and interest on overdue interest, and of all and every indebtedness, present and future, direct or indirect, absolute or contingent of the Company to the Debenture Holder and of all and every liability, present and future, direct or indirect, absolute or contingent, of the Company to the Debenture Holder and of advances and re-advances from time to time and for the performance of the obligations and the covenants of the Company herein contained, the Company hereby charges to and in favour of the Debenture Holder as and by way of a floating charge all of its present and after acquired personal property, and all personal property in which the Company has rights, of whatever nature or kind and wherever situate (the "Property"). The charge hereby granted is subordinate to all other Debentures and security agreements issued previously, including any Debentures issued under previous private placements which have not been registered in the Personal Property Registry of British Columbia. Without the prior written consent of the Debenture Holder, the Company shall not and shall not have power to grant any mortgage or grant, create or permit to be created any security interest in, charge, encumbrance, or lien over, or claim against any of its property, assets or undertakings that rank or could rank in priority to or pari passu with this Debenture.

4. The last day of any term created by any lease or agreement therefor is hereby excepted out of the charge created by this Debenture but the Company shall stand possessed of the reversion thereby remaining in the Company upon trust for the Debenture Holder to assign and dispose thereof as the Debenture Holder shall direct.

5. This Debenture is issued subject to and with the benefit of the Conditions attached hereto, each and all of which form part of this Debenture.

6. Subject to the terms and conditions of this Debenture, the Debenture Holder shall, as hereinafter provided, have a right prior to the maturity of this Debenture, to convert the outstanding Principal Sum into fully paid units in the capital stock of the Company. Each unit consists of one Common Share in the capital of the Company and one half non-transferable common share purchase warrant. One whole warrant will enable the holder thereof to acquire one common share at a price of Seventy Cents ($0.70) in Canadian funds ("Warrant Shares") on or before 4:30 p.m. (Vancouver time) on the date that is two years from the date of issuance of the units.

        (a) The Debenture Holder shall have the right at any time and from time to time prior to the maturity of this Debenture to give notice to the Company pursuant to paragraph 6(b), to convert the Principal Sum into units at a conversion rate of Thirty Five Cents ($0.35) in Canadian funds per unit;

        (b) If the Debenture Holder wishes to exercise some or all of the conversion rights as aforesaid he shall deliver to the Company c/o Fraser and Company at its office in Vancouver, British Columbia, Canada (see paragraph 7), notice in writing containing notice of exercise of his right to convert this Debenture specifying such part of the Principal Sum hereof to be converted, naming the person in whose name the units are to be issued. In the event that the whole of the Principal Sum is converted into units prior to the maturity of this Debenture, the Debenture Holder shall deliver the Debenture to the Company at the time of giving notice under this subparagraph. The Company will pay any fee which may be properly required to effect the issue of units to the registered holder hereof. Upon delivery of the notice of exercise to the Company, the Company shall deliver the direction to the Company's principal transfer agent in Vancouver and upon such delivery the person designated in the said notice shall be deemed for all purposes the holder of record of fully paid units in the capital stock of the Company to the number designated in such notice. Such person shall be entitled to delivery by the Company of a certificate representing such units promptly after the exercise of the right of such conversion;

        (c) In the event that any dividends are declared on any of the units issuable upon such conversion, the Company covenants to reserve an amount equal to the amount of such dividends and shall pay such dividends accordingly to the person into whose name the units are issued;

        (d) If the Company shall declare and pay a stock dividend upon its units prior to the date of conversion, then there shall be reserved out of such stock dividend an appropriate number of units so that the Debenture Holder converting his Debenture into units of the Company shall receive his pro rata share of any stock dividend declared prior to the date of conversion as would have been paid if the right of conversion had been exercised prior to the date of such dividend;

        (e) In the event of any subdivision or re-division or change of the shares of the Company at any time while this Debenture is outstanding into a greater or lesser number of shares, the Company shall deliver at the time of the exercise thereafter of the right of conversion by the registered holder of this Debenture such additional number of shares (or lesser) as would have resulted from such subdivision, re-division or change if the right of conversion had been exercised prior to the date of such subdivision, re-division or change;

        (f) The Company covenants that so long as this Debenture shall remain outstanding and it has reserved in its treasury unissued common shares that it shall not alter any of the rights or restrictions attached to such common shares remaining held and unissued in its treasury in contemplation of the exercise of rights of conversion under this Debenture, except for the purpose of subdivision or re-division or consolidation as aforesaid;

        (g) Nothing in this paragraph shall be construed as to prevent the Company from either increasing its authorized capital or issuing additional common shares from its treasury for its proper corporate purposes;

        (h) The exercise of the rights of conversion set forth herein are subject, at the time of issuance of this Debenture, to the consent of the regulatory authorities having jurisdiction over the issuance of the Company's securities. The terms and conditions restricting resale of any of the units so converted are those that may be imposed by the regulatory authorities having jurisdiction over the offering of the Company's securities.

7. Any notice to the Company in connection with this Debenture shall be well and sufficiently given if sent by prepaid registered mail or delivered to the Company addressed as follows:

           Idaho Consolidated Metals Corp.
           c/o 225 -4299 Canada Way
           Burnaby, BC, V5G IH3

        Any such notice shall be deemed to have been given if delivered, when delivered, and if mailed, on the third business day following that on which it was mailed.

8. Any notice to the Debenture Holder in connection with this Debenture shall be well and sufficiently give if sent by prepaid registered mail or delivered to the Debenture Holder addressed as follows:

           Tomasovich Family Trust
           4812 Lakeview Canyon Road
           Westlake Village, California
           91361

        Any such notice shall be deemed to have been given if delivered, when delivered, and if mailed, on the third business day following that on which it was mailed.

9. In the event of a known interruption of postal services, any notice required or contemplated herein shall be deemed to have been delivered to the Company if delivered by hand to the registered office of the Company and to the Debenture Holder if delivered by hand to the address of the Debenture Holder set fort herein.

10.     The proper law of this Debenture is the law of British Columbia.

11. This Debenture is subject to the approval of the Canadian Venture Exchange and any other regulatory authorities as may be required.

12. Debenture Holder understands that this Debenture and the Common Shares to be issued to it upon conversion of the Debenture and the Warrant Shares underlying the Warrants to be issued upon conversion of the Debenture are "restricted securities" under the 1933 Act and the rules of the SEC provide in substance that the Debenture may dispose of the Shares and Warrant Shares (the Units and Warrants are not transferable) only pursuant to an effective registration statement under the 1933 Act or an exemption therefrom, and, other than as set out hereon, the Debenture Holder understands that, the Company may not be able to register any of the Shares or Warrant Shares so as to permit sales pursuant to the 1933 Act (including Rule 144 thereunder). Accordingly, the Debenture Holder understands that absent registration, under the rules of the SEC, the Debenture Holder may be required to hold the Shares and Warrant Shares indefinitely or to transfer the Shares and Warrant Shares in transactions which are exempt from registration under the 1933 Act, in which event the transferee any acquire "restricted securities" subject to the same limitations as in the hands of the Debenture Holder. As a consequence, the Debenture Holder understands that it must bear the economic risks of the investment in the Securities for an indefinite period of time.

IN WITNESS WHEREOF the Company has hereunto caused its corporate seal to be affixed in the presence of its duly authorized officers in that behalf as of the 7th day of February, 2002.

THE COMMON SEAL of IDAHO ) CONSOLIDATED METALS CORPORATION ) was hereunto affixed in the presence of: )
                                            )
                                            )
----------------------------------          )
Authorized Signatory                        )
                                            )
                                            )
----------------------------------          )
Authorized Signatory                        )

                                   CONDITIONS

                         Referred to in the Debenture of
                         IDAHO CONSOLIDATED METALS CORP.
                      in favour of Tomasovich Family Trust
                             amount of US $1,000,000

1. This Debenture is issued in accordance with the Resolutions of the Directors (and of the members as applicable) of the Company and all other matters and things have been done and performed so as to authorize and make the execution, creation and issue of this Debenture legal and valid and in accordance with the requirements of the laws relating to the Company and all other statutes and laws on that half.

        If this Debenture is redeemed by the Company, it shall be cancelled and shall not be reissued, but:

        (a) any partial payment made thereon by the Company to the Debenture Holder, or

        (b) any partial conversion of the Principal Sum into units of the Company,

        shall be deemed not to be a redemption or cancellation pro tanto or otherwise, and this Debenture shall be and remain valid security for any subsequent advance or re-advance by the Debenture Holder to the Company to the same extent as if the said advance or re-advance had been made on the issue of this Debenture.

2.      The Company shall not without the prior written consent of the Debenture
        Holder:

        (a) pay or declare any dividend or make any other distribution or payment to any shareholder in cash or in kind or repay in whole or in part any shareholders loan;

        (b) purchase or redeem any of its shares or otherwise reduce its share capital; or

        (c) become guarantor of any obligation or become endorser with respect to any obligation or become liable upon any note or other obligation other than in the normal course of the Company's business.

3.      The Company shall at all times during the continuance of the Debenture:

        (a) fully and effectually maintain and keep maintained the security hereby created as a valid and effective security;

        (b)     forthwith pay:

                (i) all taxes, assessments, rates, duties, levies, governmental fees and dues lawfully levied, assessed or imposed upon it or its assets or undertaking when due, unless the Company shall in good faith contest its obligations so to pay and shall furnish such security as the Debenture Holder may direct, and

                (ii) all liens, mortgages, charges and encumbrances which rank or could in any event rank in priority to this Debenture other than those consented to in writing by the Debenture holder;

        (c) assume and pay all legal fees and disbursements on a solicitor and client basis and all other fees and disbursements relating to the creation of this Debenture, its registration in all proper offices of record and relating to any and all additional instruments and documents as may be deemed necessary by Counsel for the Debenture Holder;

        (d) at its expense, execute and deliver or cause to be executed and delivered to the Debenture Holder such further and other assurances, conveyances, mortgages, assignments, transfers, requests, consents and documents as the Debenture Holder may require for the purpose of perfecting the security contemplated by this Debenture.

4. The Principal Sum, interest and other monies hereby secured, shall at the option of the Debenture Holder, become immediately payable and the security hereby constituted shall become enforceable in each and every of the following events:

        (a) if the Company makes default in the observance or performance of something hereby required to be done or breaches some covenant or condition hereby required to be observed or performed, including, but not limited to, the covenants contained in paragraph 1 of the within Debenture;

        (b) if an Order is made or a Resolution passed for the winding-up of the Company or if the motion is filed for the winding-up of the Company;

        (c) if the Company becomes insolvent or makes a voluntary assignment or proposal in bankruptcy or bulk sale of its assets or if a bankruptcy petition is filed or presented against the Company or if a Receiver or Receiver Manager is appointed under any other Debenture issued by the Company;

        (d) if any execution, sequestration, extent or any other process of any Court becomes enforceable against the Company or if a distress or analogous process is levied upon the property of the Company or any part thereof;

        (e) if the Company is more than thirty (30) days in arrears of rent payable under any lease of real property or if the Company allows any amount outstanding from the Company to the Crown pursuant to federal or provincial statutes to remain unpaid for a period in excess of thirty (30) days;

        (f) if the Company shall permit any sum which has admitted as due by it or is not disputed to be due by it and which forms or is capable of being made a charge upon any of the property. subject to the charge created by this Debenture to remain unpaid for thirty (30) days after, proceedings have been taken to enforce the same as such charge;

        (g) if the Company ceases or threatens to cease to carry on its business or commits or threats to commit any act of bankruptcy;

        (h) if the Company makes default in payment of any indebtedness or liability to the Debenture Holder, whether secured hereby or not, when due;

        (i) if the Company carries on any business that is restricted from carrying on by its Memorandum;

        (j) if the Company uses any of the funds advanced under this Debenture for any purpose other than as declared to and agreed upon by the Debenture Holder; and

        (k) if the Statutory Declaration of the secretary or other officer or director of the Company delivered with this Debenture contains any material misstatement.

5. The security of this Debenture shall become enforceable if the Principal Sum and all other monies hereby secured shall not be paid when the same become due and payable in accordance with paragraph 1 of the within Debenture.

6. At any time after the Principal Sum and all other monies hereby secured shall become payable and remain unpaid, the Debenture Holder may appoint by writing a Receiver of the Property hereby charged and may from time to time remove any Receiver so appointed and appoint another in his stead. Any Receiver so appointed shall be an officer of the Company and shall have power:

        (a)     to take possession of and get in the Property hereby charged;

        (b)     to carry on or concur in carrying on the business of a Company;

        (c) to sell or lease or concur in selling or leasing the Property hereby charged or any part or parts thereof;

        (d) to make any arrangement or compromise which the Receiver shall think expedient;

        (e) to borrow money for the purposes of carrying on the business of the Company or for the maintenance of the property and assets of the Company or any part or parts thereof, in such sum as will in the opinion of the Receiver, be sufficient for obtaining upon the security of such property and assets the amounts from time to time required and in doing so the Receiver may issue certificates (herein called "Receiver's Certificates") and such certificates may be payable either to order or to bearer and may be payable at such time or times as the Receiver may think expedient and shall bear interest as shall be stated therein and the amounts from time to time payable by virtue of such Receiver's Certificates shall form a charge upon the property and assets of the Company in priority to the charge of this Debenture. The rights and powers conferred by this paragraph are in supplement of and not in substitution for any rights the Debenture Holder may from time to time have as the holder of this Debenture.

The net profits of carrying on the said business and the net proceeds of the sale shall be applied by the Receiver subject to the claims or all secured and unsecured creditors (if any) ranking in priority to this Debenture:

FIRSTLY: In payment of all costs, charges and expenses of and incidental to the appointment of the Receiver and the exercise by him of all or any of the powers aforesaid including the reasonable remuneration of the Receiver and all outgoings properly payable by him together with all legal costs in respect thereof on a solicitor and client basis;

SECONDLY:       In or toward payment to the Debenture Holder of the Principal
                Sum and all other monies hereby secured;

THIRDLY: In or towards payment to the Debenture Holder of all arrears of interest remaining unpaid on this Debenture;

FOURTHLY:       Any surplus shall, subject to the rights of other creditors, be paid to the Company.

    The Debenture Holder shall be under no liability to the Receiver for his remuneration, costs, charges or expenses or otherwise. The term "Receiver" as used in this paragraph includes a Receiver Manager.

7. To enable the Receiver or Receiver Manager to exercise the powers granted to him by paragraph 6 of these Conditions, the Company hereby appoints the Receiver or Receiver Manager to be its attorney to carry out any sale of any or all of the mortgaged property and to affix the common seal of the Company to any deeds, transfers, conveyances, assignments, assurances and things which the Company ought to execute to complete any sale of any of the mortgaged property or, alternatively, to execute the same and his own seal by conveying in the name of and on behalf of the Company and under his own seal and any deed or other instrument signed by him under his seal pursuant hereto shall have the same effect as if it were under the common seal of the Company.

8. Provided that the Company is not in default hereunder, the Company may at any time or times pay the whole or any part of the Principal Sum secured by this Debenture without notice, penalty or bonus.

9. The security hereby created is a continuing security and shall cover and secure the payments of all and every indebtedness both present and future and Interest thereon and Interest on overdue Interest and all and every liability, present or future, direct or indirect, absolute or contingent, of the Company to the Debenture Holder and is in addition to and not in substitution for any other security or securities which the Debenture Holder now or from time to time may hold or take from the Company.

10. The Company agrees that neither the preparation, nor the execution, nor the registration of this Debenture shall bind the Debenture Holder to advance the monies hereby secured nor shall the advance of a part of the monies secured hereby bind the Debenture Holder to advance any unadvanced portion thereof but nevertheless the charge created by this Debenture shall take effect forthwith upon its execution by the Company.

11. The Debenture Holder may waive any breach by the Company of any of the provisions of this Debenture or any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company under the terms of this Debenture but, not withstanding the foregoing, no act or admission of the Debenture Holder shall extend to or be taken any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

12. The Company shall assume and pay all costs, charges and expenses including solicitor's costs, charges and expenses as between solicitor and his own client which may be incurred by the Debenture Holder in respect of any proceedings taken or things done by the Debenture Holder or on its behalf in connection with this Debenture to collect, protect, realize or enforce its security hereunder, whether or not any action or other judicial proceeding has been taken to enforce this Debenture; and the said costs, charges and expenses shall be added to the principal monies hereby secured and shall bear interest at the rate set forth in this Debenture or if more than one rate of interest is so set forth, at the higher or highest of the said rates of interest.

13. The expression "Debenture Holder" wherever used in this Debenture and in these Conditions shall include the Debenture Holder's successors and assigns whether immediate or derivative and any appointment or removal under paragraph 6 hereof may be made by writing, signed or sealed by any such successors or assigns; and the expression "Company" used in this Debenture shall include the successors and assigns of the Company.